EXHIBIT 99.1

Joel P. Moskowitz	Phil Bourdillon/Gene Heller
Chief Executive Officer	Silverman Heller Associates
(714) 549-0421, x8261	(310) 208-2550
CERADYNE, INC. RECEIVES $59.1 MILLION CERAMIC BODY ARMOR ORDER FOR U.S. ARMY
Costa Mesa, Calif.—January 31, 2008—Ceradyne, Inc. (NASDAQ: CRDN) received a ceramic body armor delivery order for $59.1 million from the U.S. Army, Aberdeen Proving Ground, Maryland. The order is for Enhanced Side Ballistic Inserts (ESBI) which will be delivered from February 2008 through June 2008. This new delivery order will be shipped against an indefinite delivery/indefinite quantity (ID/IQ) contract announced in July 2006 which covers a five-year delivery period.
Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel and commercial applications. Additional information about the Company can be found at www.ceradyne.com.
Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and its Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission.
###